Exhibit 10.96
FORM OF
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of the                      day of                       (Month),                      (Year) by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and                                           (the “Director”),
WITNESSETH:
     WHEREAS, the Director is a member of the Board of Directors of the Company, having been re-elected as a director at the annual meeting of stockholders held on ___ (Date); and
     WHEREAS, the Company maintains a Directors’ Stock Plan pursuant to which the Director received an award of Eight Hundred (800) shares of restricted common stock of the Company as of the day following the ____ (Year) annual meeting of stockholders; and
     WHEREAS, this Agreement is required by the Plan and evidences such grant of restricted common stock.
     NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:
     1. Award of Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Director an Award of Eight Hundred (800) shares of common stock of the Company, which shall be issued and be restricted in accordance with the Plan and this Agreement (the “Restricted Stock”).
     2. Award Date. The Award Date for the Award of the Restricted Stock is ___.
     3. Period of Restriction; Vesting of Restricted Stock. The Period of Restriction with respect to the Award of the Restricted Stock shall begin on ___ (Date) and shall end (and the shares shall become vested) on the day before the Company’s annual meeting of stockholders to be held in ___ (Year) (the “Period of Restriction”), so long as the Director is still serving as a member of the Board of Directors on such date, except that the Period of Restriction may lapse (and the shares may become vested) prior to the ___ (Year) annual meeting of stockholders in the event of a Director’s death or Disability or a Change in Control during the Period of Restriction, as provided in the Plan. There shall be no other conditions, factors or goals that must be satisfied in order for the shares of Restricted Stock to become vested. Shares of Restricted Stock that have not become vested by the end of the Period of Restriction shall be forfeited and revert to the Company, and the Director (and any party claiming by or through the Director) shall have no rights or claims to such shares.

     4. Dividend, Voting and Other Rights. During the Period of Restriction, the Director shall be entitled to (a) receive all dividends and distributions, if any, paid with respect to the shares of Restricted Stock, (b) exercise all voting rights with respect to the shares of Restricted Stock, and (c) exercise and possess all other rights and attributes of ownership of the shares of Restricted Stock to the same extent as if he is the owner thereof, other than as provided in the Plan and this Agreement.
     5. Certain Agreements and Representations. The Director hereby understands and agrees that (a) none of the shares of Restricted Stock have been registered or qualified under any federal or state securities laws and are being issued by the Company in reliance upon certain exemptions from registration or qualification under such laws, (b) because the shares of Restricted Stock have not been registered or qualified under any federal or state securities laws and because the Director may be deemed to be an affiliate of the Company under the federal securities laws, such shares are subject to restrictions imposed by applicable federal and state law in addition to the restrictions set forth in the Plan and this Agreement, and (c) he is (and his heirs, executors, administrators and representatives are) bound by, and the shares of Restricted Stock are subject to, the terms, conditions and restrictions set forth in the Plan and this Agreement, the Company’s Certificate of Incorporation and applicable law.
     The Director hereby represents and warrants to the Company that no representations, promises or commitments have been made to the Director concerning the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result owning the shares of Restricted Stock (whether during or following the Period of Restriction), nor have any representations, promises or commitments been made to the Director relating to any repurchase by the Company of shares of Restricted Stock upon the vesting thereof.
     6. Non-transferability. Until the Period of Restriction shall have expired or lapsed and the shares of Restricted Stock shall have become vested, the unvested shares of Restricted Stock (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, and (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Director. After the Period of Restriction shall have expired or lapsed and the shares of Restricted Stock shall have become vested, the shares of Restricted Stock may be sold or transferred in accordance with applicable law and the requirements then in effect of the principal securities exchange or market on which the Company’s shares of common stock are then traded.
     7. Issuance of Shares. Promptly following the execution of this Agreement, the Company shall issue (or purchase in the open market or in a privately-negotiated transaction) the shares necessary to satisfy the Award of Restricted Stock and thereafter shall maintain such shares in book-entry form in the name of the Director, and such shares shall be outstanding for all corporate purposes. Until such time as the Period of Restriction shall have expired or lapsed and the shares of Restricted Stock shall have become vested, the Director shall not be entitled to hold such unvested shares in street name and the Company shall not issue any certificate representing unvested shares in the name or for the benefit of the Director. Upon request promptly following the date on which the Period of Restriction shall have expired or lapsed and the shares of Restricted Stock shall have vested, the Company shall release such vested shares to the Director and shall either cause such shares to be placed in street name based upon the instructions of the Director or issue a stock certificate representing such vested shares in the name of the Director with a legend in substantially the following form imprinted thereon.
RESTRICTION ON TRANSFER
The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), the laws of the State of Delaware or any other state securities laws and may not be sold, transferred, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.
     8. Award Subject to the Plan. The Award of Restricted Stock is subject to the terms and conditions of the Plan, and the Director agrees that he will comply with the Plan. All capitalized terms used but not otherwise defined in this Agreement shall have the same meaning ascribed to such terms in the Plan.
     9. Miscellaneous.
     (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Director, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock or assets or similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control.
     (b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto shall not operate or be construed as a continuing or subsequent waiver. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.
     (c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.
     (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.
     (e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.
     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.
     (g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.
     (h) Entire Agreement. This Agreement and the Plan constitute the entire understanding and agreement between the parties hereto relating to the Restricted Stock and supersede all other prior understandings, commitments and representations, whether oral or written, between the parties hereto relating to the Restricted Stock.
     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.
     (j) Recitals. The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.
* * *

     IN WITNESS WHEREOF, the Company and the Director have made, entered into, executed and delivered this Restricted Stock Award Agreement as of the day and year first above written.

CHROMCRAFT REVINGTON, INC.

By:

(Printed Name and Title)

DIRECTOR

(Signature)

(Printed Name)

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